UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2025

Organon & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40235	46-4838035
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

30 Hudson Street, Floor 33, Jersey City, NJ		07302
(Address and principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (551) 430-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Kevin Ali

On October 26, 2025, Kevin Ali resigned as Chief Executive Officer of Organon & Co. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”) in connection with the investigation referred to in Item 8.01 of this Current Report. Mr. Ali has agreed that he will not be entitled to severance or equity-related retirement benefits in connection with his resignation.

Appointment of Interim Chief Executive Officer

On October 26, 2025, Joseph Morrissey, the current Executive Vice President and Head of Manufacturing & Supply of the Company, was appointed Interim Chief Executive Officer (and principal executive officer) of the Company. Information concerning Mr. Morrissey can be found in, and is incorporated by reference into this Item 5.02 from, the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 25, 2025 (the “Company’s 2025 Proxy”).

In connection with Mr. Morrissey’s appointment as Interim Chief Executive Officer, Mr. Morrissey’s salary was increased to $1 million, his bonus target was increased to 100% of salary (prorated for this year), and his annual long-term incentive target was increased to $4 million effective next year. In addition, he was awarded a one-time grant of $1 million restricted stock units to be issued at the close of business on the first business day following the release of the Company’s earnings for the quarter ended September 30, 2025.

Mr. Morrissey became the Company’s Executive Vice President and Head of Manufacturing & Supply in 2021 and had previously been Senior Vice President of Merck’s Animal Health Global Manufacturing and Supply and Senior Vice President and leader of Global Human Health Pharmaceutical Manufacturing.

The Board has formed a Search Committee and is engaging a nationally recognized firm to assist in a search for Mr. Ali’s permanent replacement.

Appointment of Executive Chair for Interim Period

On October 26, 2025, Carrie S. Cox, Chair of the Board, was appointed Executive Chair for an interim period. Information concerning Ms. Cox can be found in, and is incorporated by reference into, this Item 5.02 from the Company’s 2025 Proxy. Ms. Cox’s compensation for service as Executive Chair has not yet been established.

The Board has appointed Robert Essner to the position of Lead Independent Director and Helene Gayle, M.D. to chair the Board’s Talent Committee.

Item 8.01	Other Events.

On October 27, 2025, the Company issued a press release announcing the results to date of an investigation by the Audit Committee of the Board regarding the Company’s wholesaler sales practices. The investigation is substantially complete, although the Company’s review of its internal control over financial reporting is ongoing, as discussed below. Based on the investigation findings to date, as further described below, the Company has determined that there will be no restatement or revision to any of its previously issued financial statements.

There has been no finding that the Company’s Chief Financial Officer was aware of the improper wholesaler sales practices.

Audit Committee Investigation

After concerns regarding the Company’s wholesaler sales practices for Nexplanon® were brought to the Board’s attention, the Audit Committee oversaw an independent, internal investigation into these sales practices.

The Audit Committee’s investigation has focused on the Company’s sales of Nexplanon to wholesalers. The investigation has found that the Company asked certain wholesalers in the United States to purchase greater quantities of Nexplanon at the end of the fourth quarter of 2022, the third and fourth quarters of 2024 and the first, second and third quarters of 2025 (collectively, the “Relevant Periods”) than they otherwise would have purchased based on wholesaler demand. In certain instances, the Company waived inventory management fee performance metrics associated with caps on days of inventory in exchange for such wholesalers accepting the Nexplanon sales, enabling the wholesalers to receive incentive fees from the Company that they otherwise would not have received.

Although the incremental amount of Nexplanon sales that occurred during the Relevant Periods represented less than 1% of the Company’s consolidated revenue for the year ended December 31, 2022 or December 31, 2024 as applicable (and less than 2% of the Company’s consolidated revenue for the relevant quarterly periods), based on the results to date of the investigation, the Company has determined that without these sales practices, the Company’s consolidated revenue for certain of those periods would have fallen short of the Company’s guidance and/or certain external revenue expectations. Based on the results to date of the Audit Committee’s investigation, the Board determined that these wholesaler sales practices were improper, and that certain of the Company’s prior statements were inaccurate or incomplete.

Ongoing Review of Internal Control Over Financial Reporting

As a result of the Audit Committee’s findings to date and the existence of one or more material weaknesses as of December 31, 2024, the Company has concluded that management’s assessment of its internal control over financial reporting that was included in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 (the “2024 Form 10-K”), should no longer be relied upon. The Audit Committee has discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP. For the reasons described above, PricewaterhouseCoopers LLP’s opinion dated February 28, 2025 in the 2024 Form 10-K, relating to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, should no longer be relied upon.

The Company expects to file an amendment to the 2024 Form 10-K (the “Form 10-K/A”) and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 (each, a “Form 10-Q/A”). The Company expects that the Form 10-K/A and each Form 10-Q/A would correct management’s previous determinations that the Company’s internal control over financial reporting was effective as of the period covered by the report, among other items that may be included therein. In the Form 10-K/A, the Company expects to report on any material weaknesses as of December 31, 2024, as well as any related remediation efforts and corrective disclosures. The Company further expects the Form 10-K/A would amend and restate the report of PricewaterhouseCoopers LLP to reflect that the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2024.

The Company currently intends to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 by the deadline imposed by the rules of the SEC.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, this Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, the results of the ongoing independent investigation by the Audit Committee; the release of the Company’s third quarter 2025 financial results; the timing of the filing of the Company’s Form 10-Q for the quarter ended September 30, 2025 and other SEC filings; the Company’s evaluation of its internal controls over financial reporting; and the existence of one or more material weakness in internal control over financial reporting. Forward-looking statements may be identified by words such as “prospects,” “opportunity,” “objective,” “guidance,” potential,” “should,” “continue,” “will,” “pursuing,” “expects,” “intends,” “plans,” “believes,” “future,” “estimates,” or words of similar meaning. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, the timing and completion of the Company’s reporting of its third quarter 2025 results; the timing and completion of the filing of the Company’s Form 10-Q for the quarter ended September 30, 2025 and the other SEC filings discussed herein; the timing and completion of the Company’s quarterly financial reporting processes; the timing and completion of the Audit Committee investigation and the results thereof; the evaluation of material weaknesses in internal control over financial reporting; the timing of the review by, and the conclusions of, the Company’s independent registered public accounting firm regarding the Audit Committee’s internal review and the Company’s financial statements; legal or regulatory actions related to the Company’s sales practices and previously reported financial results; and the impact of this announcement on the price of the Company’s common stock and the Company’s relationships with investors, employees, suppliers, wholesalers, lenders and other parties.

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s filings with the SEC, including the Company’s most recent Annual Report on Form 10-K and subsequent SEC filings, available at the SEC’s Internet site (www.sec.gov).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 27, 2025
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Organon & Co.

By:	/s/ Matthew Walsh
	Name:	Matthew Walsh
	Title:	Chief Financial Officer

Dated: October 27, 2025